UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2023

IN8bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39692	82-5462585
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 5th Avenue, Suite 5330 New York, New York	10118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 646 600-6438

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	INAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On December 11, 2023, IN8bio, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Investors”), pursuant to which the Company agreed to issue and sell an aggregate of 11,823,829 units (the “Units”), each Unit comprised of (A) one share (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), or (B) one pre-funded warrant (the “Pre-Funded Warrants”) to purchase one share of Common Stock, and, in each case, (C) (1) one Series A warrant to purchase one share of Common Stock (the “Series A Ordinary Warrant”) and (2) one Series B warrant to purchase one share of Common Stock (the “Series B Ordinary Warrant” and, together with the Series A Ordinary Warrants, the “Ordinary Warrants” and the Ordinary Warrants together with the Pre-Funded Warrants, the “Warrants”), to the Investors in a private placement (the “Private Placement”). The Units will be sold at a purchase price of $1.22 per unit, for aggregate initial gross proceeds of $14.4 million, before deducting private placement fees and expenses, which the Company expects will help fund its operations into 2025.

Cantor Fitzgerald & Co. acted as the sole placement agent for the Private Placement.

The Pre-Funded Warrants will have an exercise price of $0.0001 per share. The Series A Ordinary Warrants will have an exercise price of $1.25 per share. The Series B Ordinary Warrants will have an exercise price of $1.50 per share. The closing of the Private Placement is subject to customary closing conditions and is expected to occur on or about on December 13, 2023 (the “Closing Date”).

Warrants

Each Pre-Funded Warrant to be issued in the Private Placement will have an exercise price of $0.0001 per share, will be exercisable immediately and will be exercisable until the Pre-Funded Warrant is exercised in full. In lieu of making the cash payment otherwise contemplated to be made to the Company upon exercise of a Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

The Series A Ordinary Warrants will be exercisable immediately and will expire 18 months from the date of issuance. The Company has the option to cause the Series A Ordinary Warrants to be exercised at a strike price of $1.25 per share upon the Company’s public announcement of INB-100 clinical data for the ten currently enrolled patients, should they remain alive and evaluable, covering a period of at least 11 months, along with certain stock price and trading volume requirements.

The Series B Ordinary Warrants will be exercisable immediately and will expire five years from the date of issuance. The Series B Ordinary Warrants allow the Company to redeem such warrants at a price of $0.01 per Series B Ordinary Warrant upon the Company’s public announcement of its INB-100 data for all enrolled patients covering a period of at least 22 months, along with certain stock price and trading volume requirements. Holders of Class B Ordinary Warrants may choose to exercise such warrants at a purchase price of $1.50 per share prior to such redemption.

Under the terms of the Warrants, the Company may not give effect to the exercise of any such Warrant, and a holder will not be entitled to exercise any portion of any such Warrant, if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of Common Stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) would exceed 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, which percentage may be increased or decreased at the holder’s election upon notice to the Company, up to 19.99%.

Registration Rights Agreement

Also on December 11, 2023, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company agreed to register for resale the Shares and the Common Stock underlying the Warrants (the “Warrant Shares” and, together with the Shares, the “Registrable Securities”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement (the “Registration Statement”) covering the resale by the Investors of their Registrable Securities no later than 30 days following the closing of the Private Placement (the “Filing Date”). The Company has agreed to use commercially reasonable efforts to cause such Registration Statement to be declared effective as soon as reasonably practicable after the filing thereof and in any case not more than 30 days following the filing thereof, unless the Securities and Exchange Commission (the “SEC”) reviews the Registration Statement, in which case not more than 60 days following the filing thereof (the “Effectiveness Deadline”). The Company has also agreed to use commercially reasonable efforts to keep such Registration Statement effective until the earlier of (1) the date that all Registrable Securities covered by such registration statement have been sold or can be sold without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereof) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and (2) five years after the closing of the Private Placement. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

In the event (i) the Registration Statement has not been filed by the Filing Date, (ii) the Registration Statement is not declared effective by the Effectiveness Deadline, or (iii) after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement for any reason, subject to certain limited exceptions, then the Company has agreed to make pro rata payments to each Investor as liquidated damages in an amount equal to 1% of the aggregate amount invested by each such Investor in the Registrable Securities per 30-day period or pro rata for any portion thereof for each such month during which such event continues, subject to a cap set forth in the Registration Rights Agreement.

The Company has agreed to, among other things, indemnify each Investor, officers, directors, members, managers, partners and agents and successors and assigns, and each other person, if any, who controls such Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, partners, members and managers of each such controlling person, under the registration statement against certain liabilities incident to the Company’s obligations under the Registration Rights Agreement.

The Private Placement is exempt from registration pursuant to Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering. The Investors will not be acquiring the securities with a view to or for sale in connection with any distribution thereof in violation of the Securities Act and appropriate legends will be affixed to the securities issued in this transaction.

The foregoing descriptions of the Purchase Agreement, the Pre-Funded Warrants, the Series A Ordinary Warrants, the Series B Ordinary Warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies or forms of which are filed as Exhibit 4.1, 4.2, 4.3, 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement and the Registration Rights Agreement were made solely for the benefit of the parties thereto and the placement agent expressly named as a third-party beneficiary therein and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement and the Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms thereof and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Private Placement is incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure.

On December 11, 2023, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the pricing of the Private Placement.

The information in this Item 7.01, including Exhibit 99.1 furnished hereunder, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. Furthermore, the information in this Item 7.01, including Exhibit 99.1 furnished hereunder, shall not be deemed incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant.

4.2	Form of Series A Ordinary Warrant.

4.3	Form of Series B Ordinary Warrant.

10.1†*	Securities Purchase Agreement, dated as of December 11, 2023, by and among IN8bio, Inc. and the Investors named therein.

10.2	Form of Registration Rights Agreement.

99.1	Press Release, dated December 11, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will supplementally furnish copies of omitted schedules and exhibits to the SEC or its staff upon its request.

*

Portions of this exhibit have been redacted in accordance with Item 601(b)(10) of Regulation S-K. The omitted information is not material and is the type that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IN8bio, Inc.

Date: December 11, 2023	By:	/s/ Patrick McCall
Patrick McCall
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)